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                                                                 EXHIBIT (H)(13)



                          PROSPECT SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this 1st day of June, 2001, by and among Thompson Plumb Funds, Inc., a Wisconsin corporation (hereinafter referred to as the "Corporation"), Thompson Plumb & Associates, a Wisconsin corporation (hereinafter referred to as the "Adviser"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company, (hereinafter referred to as "FMFS").

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended, as an open-end management company, and is authorized to issue shares of common stock in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

         WHEREAS, the Adviser serves as investment adviser to each series of the Corporation;

         WHEREAS, FMFS provides fulfillment services to mutual funds; and

         WHEREAS, the Corporation and the Adviser desire to retain FMFS to provide fulfillment services for each series of the Corporation and any additional series of the Corporation listed on Exhibit A attached hereto (each a "Fund" and collectively the "Funds"), as amended from time to time.

         NOW, THEREFORE, the parties agree as follows:

1.       DUTIES AND RESPONSIBILITIES OF FMFS

                A. Answer all prospective shareholder calls concerning the Fund(s).

                B. Send all available Fund material requested by the prospect within 24 hours from time of call.

                C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.

                D.     Provide 24 hour answering service to record prospect

calls made after hours (7 p.m. to 8 a.m. Central Time).

                E.     Maintain and store Fund fulfillment inventory.

                F. Send periodic fulfillment reports to the Corporation as agreed upon between the parties.



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2.       DUTIES AND RESPONSIBILITIES OF THE CORPORATION

                A. Provide Fund fulfillment literature updates to FMFS as necessary.

                B. File with the National Association of Securities Dealers, Inc., Securities and Exchange Commission and state regulatory agencies, as appropriate, all fulfillment literature that the Fund(s) request FMFS send to prospective shareholders.

                C. Supply FMFS with sufficient inventory of fulfillment materials as requested from time to time by FMFS.

                D. Provide FMFS with any sundry information about the Fund(s) in order to answer prospect questions.

3.       COMPENSATION

         As compensation for the services performed and the expenses assumed by FMFS under this Agreement, the Corporation shall, to the extent permissible under applicable law, pay FMFS such fees and expenses as set forth in Exhibit A to this Agreement, which are payable within ten days of receipt of invoice. To the extent such fees are not payable by the Corporation, the Adviser shall be responsible for paying the remaining amount of fees to FMFS.

4.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation and prior, present, or potential shareholders of the Corporation (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

5.       INDEMNIFICATION

         The Corporation agrees to indemnify FMFS from any liability arising out of the distribution of fulfillment literature that has not been filed with the appropriate Federal and State Regulatory Agencies. FMFS agrees to indemnify the Corporation from any liability arising from the improper use of fulfillment literature during the performance of its duties and responsibilities identified in this Agreement. FMFS will be liable for bad faith, gross negligence or willful misconduct on its part in its duties under this Agreement.



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6.       TERMINATION

         This Agreement may be terminated by either party upon 90 days' written notice.

         FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Corporation's Articles of Incorporation and agrees that obligations assumed by the Corporation pursuant to this Agreement shall be limited in all cases to the Corporation and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a series of the Corporation, or from the directors or any individual director of the Corporation.

7.       NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for any other party to this Agreement, or to conduct business in the name of, or for the account of any other party to this Agreement.

8.       DATA NECESSARY TO PERFORM SERVICES

         The Corporation or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Corporation, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

9.       NOTIFICATION OF ERROR

         The Corporation will notify FMFS of any discrepancy between FMFS and the Corporation, including, but not limited to, failing to account for a security position in a Fund's portfolio, by the later of: within three (3) business days after receipt of any reports rendered by FMFS to the Corporation; within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure; or within three (3) business days of receiving notice from any shareholder.

10.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the state of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


THOMPSON PLUMB FUNDS, INC.                  THOMPSON PLUMB & ASSOCIATES, INC.



By: /s/ Thomas G. Plumb                     By: /s/ Thomas G. Plumb
    ------------------------------              --------------------------------
Title: President                            Title: Vice President



FIRSTAR MUTUAL FUND SERVICES, LLC:



By: /s/
    ------------------------------
Title: Senior Vice President










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                        FIRSTAR MUTUAL FUND SERVICES, LLC
                               PROSPECT SERVICING
                               ANNUAL FEE SCHEDULE


FULL SERVICE (INBOUND TELESERVICING AND KIT ASSEMBLY AND MAILING)

TIER 1 (0-50) orders per month)
Account Management                  $300/month

TIER 2 (51-250 orders per month)
Account Management                  $300/month
First 50 orders                     NC
Per order over 50                   $4.00/order

TIER 3 (251-500 orders per month)
Account Management                  $1,000/month
First 250 orders                    NC
Per order over 250                  $3.50/order

TIER 4 (over 500 order per month)
Account Management                  $2,000/month
First 500 orders                    NC
Per order over 500                  $3.00/order

Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).

INBOUND TELESERVICING (ONLY)
Account Management                  $100/month
Call Servicing                      .99/minute

Base Reporting Services    Included.
Assumes that client is responsible for costs associated with order delivery.

LEAD CONVERSION REPORTING
Account Management                  $700/month
Database Installation, Setup        $1,500/fund group

WEB ON-LINE FULFILLMENT
Account Management                  $500/month
Installation, Setup                 $0 (NC)
Per Intermediary Request            $.60/intermed request

FOLLOW-UP SERVICES
Correspondence                      $2.00/letter
E-mail Correspondence               (Separate Quote)*
Telemarketing                       (Separate Quote)*
Customized Services                 (Separate Quote)*

*Dependent upon client requirements

All fees are billed monthly plus out-of-pocket expenses, including, but not limited to:
    Customized reporting development ($150.00/hour)
    Postage, stationery
    Programming, special reports
    Retention of records
    File transmission charges
    Legal expenses
    All other out-of-pocket expenses


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